EXHIBIT 99.1

November 2, 2021

TO:	All Stockholders
(Addressed Individually)

SUBJECT:	Report from the President

FHLBNY Announces Third Quarter Operating Highlights

On October 28, the Federal Home Loan Bank of New York announced our operating highlights for the third quarter of 2021. Our continued strong performance, both for the quarter and through the first nine months of the year, even in such a challenging environment, positions the FHLBNY as a stable and reliable partner to our members and the communities we all serve.

Throughout the year, our members have continued to serve their customers and communities as we move towards recovering from the pandemic, a recovery that continues to be supported by the local lender. This is why our partnership with our members, and our ability to provide the credit products and community investment programs on which members rely to help meet the needs of your customers and communities, is so important.

FHLBNY To Launch Business Development Advance

We are expanding this toolkit this month as we prepare to launch our new Business Development Advance (“BDA”) on November 4. The BDA offers subsidized funding in the form of interest-rate credits – a zero percent advance to help our members provide funding to qualifying small businesses to promote community and economic growth. We will launch the BDA with $3 million of interest-rate credits available through the remainder of 2021, providing our members with a competitive advantage when bidding for small business loans and amplifying the impact our advances will have in supporting and strengthening local companies.

Over the past 19 months, we have seen many small businesses suffer and shutter amid the pandemic. But we have also seen the resiliency of these local institutions, continuing to serve their customers and communities throughout this challenging period. Small businesses are not only essential to our recovery, but serve as the lifeblood of strong communities. Our members have long been the trusted partner to their small business clients, and the BDA heightens our own ability to enhance these members’ efforts to support and strengthen these vital institutions, both within the recovery and beyond.

1

2021 FHLBNY Board Election Update

On October 29, we launched our 2021 Director Election, with the ballots sent electronically from noreply@directvote.net to all eligible member institutions. As previously reported, this year, three Directorships – one seat representing our New York members and two Independent Directorships representing the whole District – are up for election for four-year terms commencing on January 1, 2022. Our election will close at 5:00 p.m. ET on Tuesday, November 30, with all ballots due in by then.

Our Board is a key part of our cooperative, and I encourage you to participate in this year’s election process. If you have any questions, please contact our general counsel, Paul Friend, at generalcounsel@fhlbny.com.

Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

2